SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): January 25, 2001
                                                         -------------------


                         WATERFORD STERLING CORPORATION
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                     0-27929
                             -----------------------
                            (Commission file number)

                  Delaware                                    62-1655508
---------------------------------------------          -------------------------
(State or other jurisdiction of incorporation)         (I.R.S. Employer
                                                        Identification Number)


              200 South Knowles Avenue, Winter Park, Florida 32790
              ----------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                 (407) 622-2040
                        ---------------------------------
              (Registrant's telephone number, including area code)


                             Skreem.com Corporation
                        ---------------------------------
              (Former name, former address and formal fiscal year,
                          if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     On January 31, 2001, the Registrant executed an Exchange Agreement for the acquisition of all of the issued and outstanding shares of Waterford Florida, Inc. (formerly Waterford Sterling Corporation) in exchange for 7,000,000 shares of the Registrant's common stock.

     Waterford Florida, Inc. is engaged in the sourcing and marketing of furniture and accessories to the hospitality and time share market. This will now become the principal business activity of the Registrant.

Item 5.  Other Events

     On January 25, 2001, the Registrant filed Articles of Amendment to its Articles of Incorporation with the Secretary of State for the State of Delaware changing its name from Skreem.com Corporation to Waterford Sterling Corporation. As a result of this name change, the Registrant trading symbol was also changed. Effective Wednesday, January 31, 2001, the Registrant now trades on the OTC:BB under the symbol WTFD.

Item  7. Financial Statements and Exhibits

     a.   Financial Statements of Business Acquired (to be furnished)

     b.   Proforma Financial Information (to be furnished)

     c.   Exhibits:

          2.1 Exchange Agreement between Waterford Sterling Corporation and Waterford Florida, Inc.
          3.1  Certificate of Amendment of the Articles of Incorporation

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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               WATERFORD STERLING CORPORATION


                                               By: /s/ Thomas Tedrow
                                                  ---------------------------
                                                  Thomas Tedrow, President and
                                                  Chief Executive Officer

         Date: February 2, 2001

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